EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-2 (SEC File No. 333-76414) and SEC File Post-Effective Amendment No. 3 to the Registration Statement on Form F-2 (No. 333-32524) of our report dated June 1, 2001 relating to the consolidated financial statements, which appears in Bonso Electronic International Inc.'s Annual Report on Form 20-F for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



 PricewaterhouseCoopers
 Hong Kong
 February 22, 2002